Joint Filer Information

Names: Deerfield Capital L.P., Deerfield Partners L.P., Deerfield International Limited, Deerfield Management Company, L.P.

Address: Deerfield Capital, L.P., Deerfield Management Company, L.P, Deerfield Partners, L.P:
                        780 Third Avenue, 37th Floor
                        New York, NY 10017

                        Deerfield International Limited:
                        c/o Bisys Management
                        Bison Court, Columbus Centre, P.O. Box 3460
                        Road Town, Tortola
                        British Virgin Islands

Designated Filer:       James E. Flynn

Issuer and Ticker Symbol: Salix Pharmaceuticals Ltd (SLXP)

Date of Event Requiring
the Filing of
This Statement:         October 18, 2008

The undersigned, Deerfield Capital, L.P., Deerfield Partners, L.P., Deerfield Management Company, L.P. and Deerfield International Limited are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with James
E. Flynn with respect to the beneficial ownership of securities of Salix Pharmaceuticals Ltd.

Signatures:


DEERFIELD CAPITAL, L.P.

By: J.E. Flynn Capital LLC, General Partner

By: /s/ Darren Levine
    -----------------------------------
    Darren Levine, Authorized Signatory


DEERFIELD PARTNERS, L.P.

By: Deerfield Capital, L.P.

By: J.E. Flynn Capital LLC, General Partner

By: /s/ Darren Levine
    -----------------------------------
    Darren Levine, Authorized Signatory


DEERFIELD MANAGEMENT COMPANY, L.P.

By: Flynn Management LLC,
    General Partner

By: /s/ Darren Levine
    -----------------------------------
    Darren Levine, Authorized Signatory


DEERFIELD INTERNATIONAL LIMITED

By: Deerfield Management Company

By: Flynn Management LLC, General Partner

By: /s/ Darren Levine
    -----------------------------------
    Darren Levine, Authorized Signatory